SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       February 22, 1999




                             TELETRAC HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)


      Delaware                      333-35017                 43-1789886
(State or Other Jurisdiction       (Commission             (I.R.S. Employer
of Incorporation)                  File Number)           Identification No.)


2131 Faraday Avenue, Carlsbad, California                       92008
(Address of Principal Executive Offices)                     (Zip Code)




Registrant's telephone number, including area code  (760)931-2644





          (Former Name or Former Address, if Changed Since Last Report)






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Item 5.  Other Events.

          As previously announced, Teletrac, Inc. (the "Company"), a wholly owned subsidiary of Teletrac Holdings, Inc., has been engaged in ongoing efforts to raise additional capital and has engaged in discussions with the holders of its 14% Senior Notes due 2007 (the "Notes") concerning a possible restructuring of the Company's debt. On February 25, 1999, the Company, with the assistance of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), made presentations to certain holders of the Notes, representing a majority of the outstanding principal amount of the Notes. In connection with the presentations to the holders of the Notes, the Company provided certain written materials to those holders (the "Presentation") who participated in such discussions. A copy of the Presentation is filed herewith as Exhibit 99.1.

          At the presentations, John Sarto, the Company's Chief Executive Officer, and Alan B. Howe, Vice President of Finance and Corporate Development of the Company, described the Company's business and provided an overview of the Company's history and its quarterly operating results during fiscal 1997 and 1998. Mr. Sarto described various reasons, set forth in the Presentation, why the Company had not achieved better results. He explained the Company's expected business strategy for the future, as described in the Presentation, and presented preliminary estimates of the Company's results for the fourth quarter of 1998 and financial projections prepared by the Company's management. Mr. Sarto described the Company's present liquidity position and its expected cash needs in order to continue its business operations, and indicated that, in the absence of new cash, the Company's ability to continue its operations beyond the first quarter of 1999 was in question. Messrs. Sarto and Howe recounted recent efforts of the Company and its financial advisor, DLJ, to attract new investors. Mr. Sarto indicated that the Company had received very preliminary expressions of possible interest in making an investment in the Company from several firms. In that regard, filed herewith as Exhibit 99.2 is a letter received from one of the stockholders of Teletrac Holdings, Inc. Mr. Sarto indicated that, although the Company was evaluating the proposal, the proposal was subject to numerous conditions, including, among other things, that the Company produce additional investors, which the Company has not to date identified. As previously stated, there can be no assurance that the Company's efforts to raise additional cash or to restructure its debt will be successful.

          Since the date of the presentations, and subsequent to the preparation of the Presentation, the Company has entered into a licensing agreement with an affiliate of Ituran Location and Control, Ltd. ("Ituran"), pursuant to which the Company has



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licensed to Ituran the exclusive rights to the Company's technology in Latin and
South America and certain countries in eastern Europe. In consideration for the foregoing rights, and as a prepayment of other future royalty payments that Ituran was obligated to pay in the future, Ituran paid the Company $2.8 million (which the Company has received) and agreed to make certain future royalty payments.

          In addition, over the last several weeks, the Company has taken certain actions to reduce its level of expenses and conserve cash, including reducing the workforce by approximately 25%. The reduction in force comes from several functional areas, including sales and marketing, engineering, research and development, customer care and corporate staff. The reductions were designed to reduce monthly operating losses; however, the Company believes it still has adequate personnel to maintain the existing customer base and market the Company's services to potential new customers.

          The Company believes the effect of the reductions in workforce will be to reduce operating expenses beginning in April 1999 by approximately $300,000 per month. However, this action may adversely affect revenues from the levels projected in the presentations made to the holders of the Notes and the materials filed herewith as Exhibit 99.1, and the Company will be required to incur certain one-time charges, including severance. If the Company fails to secure additional capital or alternate sources of liquidity before the end of April 1999, the Company's ability to continue its current operations will be in question.

          The Company emphasizes and cautions that the Presentation contained preliminary financial results for the fourth quarter of fiscal 1998, projections of future operating results and estimates of valuations, each of which may be significantly and materially affected by many factors. The preliminary financial results were not audited and, as such, may differ materially from the actual reported financial information for the Company's business and results of operations as of and for its fiscal quarter ended December 31, 1998.

          Actual future operating results are also subject to vary materially and substantially from the Company's projections due to various factors, many of which are beyond the control of the Company, including the following:

          (1) the ability of the Company to raise the cash needed to continue its operations, and to restructure its debt;

          (2) the effects of the Company's reduction in personnel and other cost-cutting actions;

          (3) competition and changes in demand for the Company's products and services;



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          (4)  market conditions and general economic factors affecting the
               Company, other firms in its industry and businesses generally;

          (5) government regulation of the wireless telecommunications industry;

          (6)  technological change;

          (7) the impact on the Company's business of the Company's disclosures to the public regarding its business operations and liquidity position;

          (8) the potential for loss of customers to the Company's competitors or the nonrenewal of customer contracts with the Company;

          (9) the Company's ability to secure financing on terms acceptable to it to meet the Company's cash requirements, fund its capital expenditures and execute its business strategy; and

          (10) changes in the Company's operating plan or business strategy and the Company's ability to implement such changes, resulting from or as a condition to new financing or the restructuring of existing financial obligations.

          Lastly, the Company's future estimates of valuations, as well as any valuations actually realized, may also vary substantially and materially from the Company's current expectations as a result of various factors, including those factors enumerated above.

          Information contained in the Presentation and elsewhere in this Current Report should be regarded as highly preliminary and tentative. The Presentation and the other information in this Current Report includes certain statements of opinion, preliminary estimates of financial performance and projections with respect to the anticipated future performance of the Company that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such opinions, estimates and projections include statements regarding the intent, belief or current expectations of the Company or its management, primarily with respect to the future operating performance of the Company. In addition, the Presentation includes certain financial information relating to the Company's business and results of operations as of and for its fiscal quarter ended December 31, 1998. This information reflects what at the time were preliminary estimates only and as such may differ materially from the actual audited financial information to be reported in the Company's Form 10-K for the fiscal year ended December 31, 1998.

          The projections set forth in the Presentation were prepared by the Company's management and are qualified by, and subject to, the assumptions set forth in the Presentation and the other information contained therein and elsewhere. The



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assumptions described therein were those the Company believed were most significant to the projections; however, not all assumptions used in preparing the projections have been set forth therein.

          The projections are necessarily speculative in nature, and it may be expected that some or all of the assumptions in the projections will not materialize or will vary significantly from actual results. The inclusion of projections, estimates and statements of opinions should not be regarded as a representation by the Company or its management that these results will actually be achieved. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events described in the Presentation might not occur and investors are cautioned not to place undue reliance on them.



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Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits.

(c)  Exhibits.

Number                              Description

99.1                                Presentation to the
                                    Bondholders of Teletrac,
                                    Inc. dated February 25,
                                    1999.

99.2                                Letter dated February 22,
                                    1999 from Alta Communications,
                                    Inc. to Teletrac Holdings, Inc.






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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            TELETRAC HOLDINGS, INC.



                                            By:  /s/ Alan B. Howe
                                                     Name: Alan B. Howe
                                                     Title: Vice President

Date: March 31, 1999




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                                INDEX TO EXHIBITS


Exhibit                             Description

99.1                                Presentation to the
                                    Bondholders of Teletrac,
                                    Inc. dated February 25,
                                    1999.

99.2                                Letter dated February 22,
                                    1999 from Alta Communications,
                                    Inc. to Teletrac Holdings, Inc.